Exhibit 1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of June 29, 2009, is by and among Ovation Alpha Capital, Ltd., Ovation Capital Partners, Ltd., and Volation Capital Partners LLC, dba Volation Technology Capital Partners LLC (collectively, the "Filers").

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D and/or 13G with respect to shares of Common Stock of Medis Technologies, Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D and/or 13G (and any amendments thereto) on behalf of each of the Filers, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon written notice or such lesser period of notice as the Filers may mutually agree.

OVATION ALPHA CAPITAL, LTD.

By:	/s/ Mathew Spratford
Name: Mathew Spratford
Title: Vice President

OVATION CAPITAL PARTNERS, LTD.

By:	/s/ Mathew Spratford
Name: Mathew Spratford
Title: Vice President

VOLATION CAPITAL PARTNERS, LLC

By:	/s/ Mathew Spratford
Name: Mathew Spratford
Title: Vice President